As filed with the Securities and Exchange Commission on April 1, 1999
================================================================================
                              Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------

                             ZOOM TELEPHONICS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                CANADA 04-2621506
                (State or Other Jurisdiction of (I.R.S. Employer
              Incorporation or Organization) Identification Number)

                       207 South Street, Boston, MA 02111
          (Address, Including Zip Code, of Principal Executive Offices)

                           --------------------------

           Zoom Telephonics, Inc. 1998 Employee Equity Incentive Plan
                              (Full title of Plan)
                           --------------------------

                                Frank B. Manning
                      President and Chief Executive Officer
                             Zoom Telephonics, Inc.
                                207 South Street
                                Boston, MA 02111
                                 (617) 423-1072
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent For Service)

                                 with a copy to:

                              Philip J. Flink, Esq.
                         Brown, Rudnick, Freed & Gesmer
                One Financial Center, Boston, Massachusetts 02111
                                 (617) 856-8200
                           --------------------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------- --------------------- ---------------------- ----------------------- --------------------
                                                                  Proposed                Proposed
                                             Amount                Maximum                Maximum               Amount of
       Title of Each Class of                to Be             Offering Price            Aggregate            Registration
    Securities to Be Registered            Registered           Per Share(1)         Offering Price(1)             Fee
------------------------------------- --------------------- ---------------------- ----------------------- --------------------
------------------------------------- --------------------- ---------------------- ----------------------- ====================
Common Stock, no par value             300,000 Shares (2)           $4.00                $1,200,000              $333.60
------------------------------------- --------------------- ---------------------- ----------------------- ====================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low reported price of the Common Stock of Zoom Telephonics, Inc. on the Nasdaq National Market on March 30, 1999.
================================================================================
(2) Includes 300,000 shares of Common Stock issuable under the Zoom Telephonics, Inc. 1998 Employee Equity IncentivePlan. Such presently indeterminabl number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents by Reference.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 dated June 29, 1990 (File No. 0-18672), filed pursuant to Section 12 of the Exchange Act.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section   124  of  the  Canada   Business   Corporations   Act  permits
indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.

         The By-Laws of the Registrant provide for the indemnification of directors and officers of the Registrant pursuant to Section 124 of the Canada Business Corporation Act. The By-Laws provide for the indemnification of a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a corporation in which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against any and all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative proceeding to which such person was made a party by reason of being or having been a director or officer of the Registrant or such other corporation if such person acted honestly and in good faith with a view to the best interests of the Registrant, or, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, such person had reasonable grounds in believing that the conduct was lawful. The By-Laws provide that the Registrant shall also indemnify any such person in such other circumstances as the Canada Business Corporations Act permits or requires. The By-Laws limit the right of any person entitled to indemnification to claim indemnity apart from the provisions of the By-Laws to the extent permitted by the Canada Business Corporations Act or such other law.

         The Registrant has purchased a general liability insurance policy that covers certain liabilities of directors and officers of the Registrant arising out of claims based upon acts or omissions in their capacities as directors or officers.

         The Registrant has entered into indemnification agreements with its directors and certain of its officers pursuant to which the Registrant is contractually obligated to indemnify such persons to the fullest extent permitted by applicable law.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Number   Description

4.1 Articles of Continuance, filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (the "1991 Form 10-K").*

4.2      By-Law No. 1 of the Registrant, filed as Exhibit 3.2 to the 1991
         Form 10-K.*

4.3      By-Law No. 2 of the Registrant, filed as Exhibit 3.3 to the 1991
         Form 10-K.*

     4.4 Specimen Certificate of Common Stock, filed as Exhibit 4.01 to Registration Statement No. 333-01452 on Form S-3.*



5        Legal Opinion of Thomas, Rondeau.

23.1 Consent of Thomas, Rondeau (contained in its opinion filed as Exhibit 5).

23.2     Consent of KPMG Peat Marwick LLP.

24 Power of Attorney (included on the Signature Page of this Registration Statement).

99.1       Zoom Telephonics, Inc. 1998 Employee Equity Incentive Plan.

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the paragraphs is contained in periodic reports filed with or furnished to the Commission by the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Restated Certificate of Incorporation, Restated By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on March 31, 1999.

                                                        ZOOM TELEPHONICS, INC.

                                                     By: /s/ Frank B. Manning
                                                     Frank B. Manning, President

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank B. Manning and Peter R. Kramer, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                    Title                            Date

      /s/ Frank B. Manning                  Chairman of the Board, President            March 30, 1998
      Frank B. Manning                      and Chief Executive Officer
                                            (Principal Executive Officer)

       /s/ Robert A. Crist                  Principal Financial and Accounting          March 30, 1998
------------------------------------
       Robert A. Crist                      Officer

      /s/ Peter R. Kramer                   Director                                    March 30, 1998
------------------------------------
      Peter R. Kramer

      /s/ Bernard Furman                    Director                                    March 30, 1998
      Bernard Furman

      /s/ L. Lamont Gordon                  Director                                    March 30, 1998
------------------------------------
      L. Lamont Gordon

                                            Director                                    March 30, 1998
      J. Ronald Woods


                                                   EXHIBIT INDEX
Exhibit
Number

4.1 Articles of Continuance, filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (the "1991 Form 10-K")

4.2      By-Law No. 1 of the Registrant, filed as Exhibit 3.2 to the 1991
         Form 10-K

4.3      By-Law No. 2 of the Registrant, filed as Exhibit 3.3 to the 1991
         Form 10-K

4.4 Specimen Certificate of Common Stock, filed as Exhibit 4.01 to Registration Statement No. 333-01452 on Form S-3


5        Legal Opinion of Thomas, Rondeau

23.1     Consent of Thomas,Rondeau (contained in its opinion filed as Exhibit(5)

23.2     Consent of KPMG Peat Marwick LLP

24 Power of Attorney (included on the Signature Page of this Registration Statement)

99.1     Zoom Telephonics, Inc. 1998 Employee Equity Incentive Plan

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

                                    EXHIBIT 5

March 30, 1999


Zoom Telephonics Inc.
207 South Street
Boston, Massachusetts
U.S.A.  02111

Dear Sirs:

Re:      Zoom Telephonics, Inc.
         Registration Statement on Form S-8

         We are Canadian counsel to Zoom Telephonics, Inc. a Canadian corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange
Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to an additional 300,000 shares of the Company's Common Stock, no par value (the
"Shares") issuable upon exercise of the options granted or to be granted pursuant to the Company's 1998 Employee Equity Incentive Plan, as amended (the "1998 Employee Equity Incentive Plan").

         We are qualified to render opinions only as to the laws of the Province of British Columbia and the federal laws of Canada applicable herein. Accordingly, we express no opinion as to the laws of any other jurisdiction. This opinion is subject to the qualification that with respect to the enforceability of any document, or instrument covered by this opinion, the rights and remedies are subject to any applicable bankruptcy or insolvency laws or other laws affecting creditors' rights generally and no opinion is given as to the availability on any specific instance of the remedy of specific performance or any other equitable remedy. We take no responsibility for updating the opinions expressed herein or taking into account any event, action, interpretation, change of law or similar item which occurs after the date hereof.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. a copy of the Articles of Continuance of the Company as in effect on the date hereof;

         2. a copy of By-Law No. 1 and By-Law No. 2 of the Company as in effect on the date hereof;

         3. the corporate records of the Company relating to the proceedings of shareholders and directors of the Company;

         4.        the 1998 Employee Equity Incentive Plan; and

         5.        the Registration Statement.

         In giving our opinion, we have relied as to matters in fact upon the certificates, reports, letters and representations of public officials and of representatives of the Company. For purposes of this opinion we have assumed without any investigation (1) the legal capacity of each natural person and (2) the genuineness of each signature, the completeness of each document submitted to us as an original and the conformity to the original of each document submitted to us as a copy.

         Our opinion hereafter expressed is based solely upon (1) our view of the Documents, (2) discussions with those attorneys who have devoted substantive attention to the matters contained herein and (3) such review of published sources of law as we have deemed necessary.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the 1998 Equity Incentive Plan, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                             Yours truly,



                                                         /s/ THOMAS, RONDEAU

                                  EXHIBIT 23.2




The Board of Directors
Zoom Telephonics, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Zoom Telephonics, Inc. of our report dated February 10, 1999, except as to note 15, which is as of March 19, 1999, relating to the consolidated balance sheets of Zoom Telephonics, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, which report appears in the December 31, 1998 annual report on Form 10-K of Zoom Telephonics, Inc.


                            /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
March 31, 1998

                                  EXHIBIT 99.1


                             ZOOM TELEPHONICS, INC.
                       1998 EMPLOYEE EQUITY INCENTIVE PLAN


  Section 1.   Name and Purpose

         This plan shall be known as the Zoom Telephonics, Inc. 1998 Employee Equity Incentive Plan (the "Plan"). The purpose of the Plan is to attract and retain employees and provide an incentive for them to assist Zoom Telephonics, Inc. (the "Company") to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

  Section 2.   Definitions

(a) "Award" means any Option awarded under the Plan.

(b) "Board" means the Board of Directors of the Company.

(c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(d) "Committee" means the Stock Option Committee of the Board, or such other committee of not less than three members of the Board appointed by the Board to administer the Plan.

(e) "Common Stock" or "Stock" means the Common Stock, no par value, of the Company.

(f) "Company" means Zoom Telephonics, Inc. and any business entity in which Zoom Telephonics, Inc. owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

(g) "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

(h) "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Board in good faith or in the manner established by the Board from time to time.

(i) "Nonqualified Stock Option" means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which is not intended to comply as an incentive stock option under Section 422 of the Code or any successor provision.

(j) "Option" means a Nonqualified Stock Option.

(k) "Officer" means any individual who is a designated corporate officer of the Company or is deemed an officer of the Company under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (or any successor or supplementary law, rule or regulation), or is deemed an officer under Rule 4310 of the Marketplace Rules of The Nasdaq Stock Market, Inc (or any successor or supplementary law, rule or regulation).

(l) "Participant" means a person eligible pursuant to Section 4 hereof and selected by the Board to receive an Award under the Plan.

  Section 3.   Administration

         The Plan shall be administered by the Committee. The Board shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. To the extent permitted by applicable law, the Board may delegate to the Committee the power to make Awards to Participants and all determinations under the Plan with respect thereto.

  Section 4.   Eligibility

         All employees of the Company, other than Officers and directors of the Company, are eligible to be Participants in the Plan.

  Section 5.   Stock Available for Awards

(a) Subject to adjustment under subsection (b), Awards may be made under the Plan of Options to acquire not in excess of 300,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired Company shall not reduce the shares available for Awards under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) In the event that the Board determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

  Section 6.   Stock Options

(a) Subject to the provisions of the Plan, the Board may award Nonqualified Stock Options and determine the number of shares to be covered by each Option, the Option Price therefor and the conditions and limitations applicable to the exercise of the Option.

(b) The Board shall establish the Option Price at the time each Option is awarded.

(c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Board at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionholder, including restricted stock, valued at their Fair Market Value on the date of delivery, by the reduction of the shares of Common Stock that the optionholder would be entitled to receive upon exercise of the Option, such shares to be valued at their Fair Market Value on the date of exercise, less their Option Price (a so-called "cashless exercise"), or such other lawful consideration as the Board may determine. In addition, an optionholder may engage in a successive exchange (or series of exchanges) in which the shares of Common Stock that such optionholder is entitled to receive upon the exercise of an Option may be simultaneously utilized as payment for the exercise of an additional Option or Options.

(e) The Board may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of an Option for up to the number of shares so delivered.

  Section 7.   General Provisions Applicable to Awards

(a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b) Board Discretion. The terms of each Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter. Without limiting the foregoing, an Award may be made by the Board, in its discretion, to any 401(k), savings, pension, profit sharing or other similar plan of the Company in lieu of or in addition to any cash or other property contributed or to be contributed to such plan.

(c) Settlement. The Board shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Board may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

(d) Termination of Employment. The Board shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(e) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Board in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise of the Award had the Award been currently exercisable, (iii) adjust the terms of the Award in a manner determined by the Board to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Board may consider equitable and in the best interests of the Company.

(f) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(g) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

  Section 8.   Miscellaneous
(a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

(c)  Governing  Law.  The  provisions  of the  Plan  shall  be  governed  by and
     interpreted   in  accordance   with  the  laws  of  the   Commonwealth   of
     Massachusetts.

(d) Indemnity. Neither the Board nor the Committee, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.